                                                                   Exhibit 4.3




                            BENTON OIL AND GAS COMPANY

                                WARRANT AGREEMENT

                            DATED: FEBRUARY 28, 1992

                  VOID AFTER 5:00 P.M., LOS ANGELES LOCAL TIME

                                FEBRUARY 28, 1997


846 Warrants to Purchase Common Shares, $.01 Par Value

         BENTON OIL AND GAS COMPANY, a Delaware Corporation, (hereinafter referred to as the "Company") hereby certifies that James Cade (hereinafter referred to as "Investor"), its successors and assigns, for value received, is entitled to purchase from the Company at any time on or after February 28, 1992, and before 5:00 P.M. Los Angeles local time on February 28, 1997, one fully-paid and non-assessable share of the Common Stock, $.01 Par Value, (hereinafter referred to as the "Warrant Stock") of the Company (the number and character of such shares being subject to adjustment as provided herein) for each Warrant indicated on the face hereof at the purchase price of $9.00 per share (hereinafter referred to as the "Exercise Price"). This Warrant Agreement was entered into as part of the purchase of interests in a certain oil and gas well known as Chalkley ("Chalkley Investment") by Investor. The text of each Warrant ("Warrant Certificate") and the Election to Purchase Form shall be substantially as set forth in Exhibit A attached hereto.

1. EXERCISE OF WARRANTS. Upon presentation and surrender at the principal office of the Company of the Warrant Certificate and the attached Election to Purchase Form duly executed by the registered holder thereof, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of the Common Shares of the Company being purchased, the Company shall deliver to the holder thereof, as promptly as practicable, a share certificate or certificates representing that number of shares being purchased. The Warrant Certificate may be exercised in whole or in part; and, in case of exercise thereof in part only, the Company, upon surrender thereof, will deliver to the holder a new Warrant Certificate or Certificates of like tenor entitling said holder to purchase the number of shares as to which the Warrant Certificate has not been exercised.

2. REGISTRATION ON DEMAND.

         (a) One time, upon the written request of the each persons holding Warrants pursuant to this Warrant Agreement ("Holder") and other persons who together with Holder own a majority of the Warrant Stock issued in connection with the Chalkley Investment ("Requesting Holders") that the Company effect registration, qualification or compliance under the Securities Act and state securities laws of all or part of the Warrant Shares received pursuant to the Chalkley Investment ("Registrable Securities") of the Requesting Holders and specifying the intended method of disposition thereof, the Company shall (i) promptly thereupon give written notice of the proposed registration to all other holders of Warrant Stock issued in connection with the Chalkley Investment and (ii) effect, as soon as practicable and within 90 days after such request, all such registrations, qualifications and compliances under the Securities Act and state securities law of the Registrable Securities which the Company has been so requested to register by Requesting Holders and any other holder or holders joining in such registration as specified in a written request received by the Company within 15 business days after the Company's notice to the extent requisite to permit the sale and distribution of such securities; provided, however, that the Company shall not be obligated to effect a registration under the Securities Act pursuant to this Section 3 before January 1, 1993, or after January 1, 1998.

         (b) A registration requested pursuant to this Section 3 will not be deemed to have been effected (i) unless it has become effective and remained effective for the period of not less than 180 days.

         (c) If Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3 and provide the name of the managing underwriter or underwriters that the majority in interest of such Requesting Holders would propose to employ in connection with the public offering proposed to be made pursuant to the registration requested; provided that if the Company reasonable objects to any managing underwriter or underwriters proposed by Requesting Holders, the Requesting Holders shall propose another managing underwriter or underwriters. If the sale proposed by the Requesting Holders is to be effected pursuant to an underwritten public offering, the right of Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Requesting Holders and such Holder) to the extent provided herein. The Company and the Requesting Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, and shall execute powers of attorney and custodial agreements in customary form for selling same.

3. EXCHANGE AND TRANSFER. The Warrant Certificate (a) at any time prior to the exercise thereof upon presentation and surrender to the Company may be exchanged, alone or with other Warrant Certificates of like tenor registered in the name of the same

Holder, for another Warrant Certificate or other Warrant Certificates of like tenor in the name of such Holder exercisable for the same aggregate number of Common Shares as the Warrant or Warrants surrendered, and

         (b) may not be sold, transferred, hypothecated, or assigned to any person or entity without the prior written consent of the Company and without a legal opinion in form and substance satisfactory to legal counsel for the Company that such sale, transfer, hypothecation or assignment does not violate any applicable federal or state securities laws.

4. RIGHTS AND OBLIGATIONS OF WARRANT HOLDERS. The Investor shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing shares of the Company's Common Stock is issued to the Investor upon exercise of some or all of the Warrants represented hereby, such Investor shall, for all purposes be deemed to have become the holder of record of such stock on the date on which the Warrant Certificate, together with a duly executed Election to Purchase Form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of such share certificate. The rights of the holder of the Warrant Certificate are limited to those expressed herein and the holder of the Warrant Certificate, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Agreement, including without limitation all the obligations imposed upon the holder hereof by Paragraph 7. In addition, the holder of the Warrant Certificate, by accepting the same, agrees that the Company and its transfer agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

5. WARRANT STOCK. The Company covenants and agrees that all shares delivered upon exercise of the Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable. In addition, the Company agrees at all times to reserve and keep available an authorized number of its Common Shares sufficient to permit the exercise in full of all outstanding Warrants.

6. DISPOSITION OF WARRANTS OR WARRANT STOCK. The holder of the Warrant Certificate and any transferee thereof or of the Warrant Stock, by their acceptance thereof, hereby agrees that (a) no public distribution of the Warrants or the Warrants Stock will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to the Warrants or the Warrant Stock may be required by the Act, no public distribution of the Warrants or Warrant Stock will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws. If a disposition of the Warrant Certificate and any of the Warrants or Warrant Stock is proposed to be made otherwise than by delivery of a prospectus meeting the requirements of
Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition for the transferee thereof to deliver to the Company his or its agreement to accept and be bound by all of the terms and conditions of this Warrant Agreement.

7. ADJUSTMENT. The Exercise Price and the number of Warrants are subject to adjustment from time to time upon the occurrence of any of the events enumerated below;

         (a) Definition of "Shares". As used herein, "Shares" shall mean the Company's Common Stock, $.01 Par Value and, where appropriate, the other securities or property purchasable upon the exercise of a Warrant as provided herein.

         (b) Distribution on Shares. In case the Company shall make any distribution on the Shares payable in the Common Stock of the Company, then the Exercise Price in effect immediately prior to the making of such distribution shall be adjusted to a price (computed to the nearest cent) determined by dividing (A) an amount equal to the product of (i) the number of shares of Common Stock outstanding immediately prior to the making of such distribution (including as outstanding shares the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all then outstanding convertible stock options, or obligations theretofore issued in distributions on the Shares) multiplied by (ii) the Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately following the making of such distribution (including as then outstanding shares the maximum number of shares of Common Stock necessary to effect the conversions or exchange of all then outstanding convertible stock, options, or obligations theretofore issued in distributions on the Shares).

         (c) Subdivision or Combination of Shares. In case the Shares issuable upon exercise of the Warrants shall be subdivided into a greater or combined into a lesser number of Shares (whether with or without par value), the Exercise Price shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such subdivision or combination as the total number of Shares outstanding immediately prior to such subdivision or combination bears to the total number of Shares outstanding immediately after such subdivision or combination. In case of a subdivision or combination, the adjustment in the Exercise Price shall be made as of the effective date of the applicable event.

         (d) Increase in Shares Per Warrant. Upon each adjustment of the Exercise Price as a result of calculations made pursuant to this Paragraph 8, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by
(i) multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

         (e) Effect of Sale, Merger, or Consolidation. In case of any capital reorganization of the Company, or of any reclassification of the Shares, or in case of the consolidation of the Company with or the merger of the Company into any other corporation, each Warrant shall after such capital reorganization, reclassification of Shares, consolidation or merger be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities of the Company, or of the corporation resulting from such consolidation or surviving such merger, as the case may be, to which the Shares issuable (at the time of such capital reorganization, reclassification of Shares, consolidation or merger) would be entitled if such exercise had taken place immediately prior to such capital reorganization, reclassification of Shares, consolidation or merger; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the Shares of the Company for the purposes of this Section. Anything herein contained to the contrary notwithstanding, each Warrant shall, following any sale of the properties and assets of the Company as, or substantially, as, an entirety to any other person or entity where such sale is to be followed by a dissolution or liquidation of the Company, remain exercisable until such dissolution or liquidation is effected, for such securities or property of the Company as would have been distributable if such exercise had take place prior to such sale.

         (f) Notice to Warrant Holders of Adjustment. Whenever the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Warrant Holders in accordance with the provisions of this Paragraph 6 a notice (i) stating that the Exercise Price and the number of Shares purchasable upon exercise of a Warrant have been adjusted, (ii) setting forth the adjusted Exercise Price and the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of the consideration received or deemed to have been received by the Company, upon which such adjustments are based.

         (g) Notice to Warrant Holders of Stock Dividends, Reorganizations, etc. In case at any time after the date hereof:

                  (A) The Company shall declare any dividend upon its Shares payable otherwise than in cash out of the consolidated net income of the Company and its subsidiaries or payable in Shares of the Company; or

                  (B) The Company shall offer for subscription to the holders of its Shares any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                  (C) There shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or any conversion of the Shares into securities of another corporation, or a sale or all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

                  (D) There shall be voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  Then, in any one or more of said cases, the Company shall cause to be mailed to the Warrant Holders, not less than 10 days before any record date set for definitive action, written notice of the date upon which the books of the Company shall close or record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Shares of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

         (h) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If any fractional interest in a Share shall be deliverable upon the exercise of any Warrant or Warrants, the Company shall make an adjustment therefore in cash equal to such fraction multiplied by the Exercise Price per share.

8. REDEMPTION. Each and all of the Warrants may be redeemed at the election of the Company at any time after one year from the date hereof and only if the current market price, which for purpose of this Agreement is the last reported sales price for the ten trading days prior to the notice of the redemption of the Warrants as reported on the exchange the Company is then trading on or on NASDAQ National Market System, is at least $9.00. Such redemption shall be at a price of $.25 per Warrant. The election of the Company to redeem any Warrants shall be evidenced by resolution of the board of directors, and the Company shall redeem all but not less than all of such Warrants. Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date to each registered holder of the Warrants. All such notices shall state the redemption date, the redemption price and the place and terms of the surrender for payment of the redemption price.

9. SURVIVAL. The various rights and obligations of the Investor and of the Company as set forth in Paragraph 7 shall survive the exercise of the Warrants represented hereby and the surrender of the Warrant Certificate.

10. NOTICE. All notice required by this Warrant Agreement to be given or made by the Company shall be given or made by First Class Mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

11. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of the Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of the Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

         IN WITNESS WHEREOF, the Company has signed this Warrant Agreement as of the date first set forth above.



                                                BENTON OIL AND GAS COMPANY


                                            By: ______________________________
                                                A.E. Benton, President

                            ELECTION TO PURCHASE FORM

                         _______________________, 199__


TO: BENTON OIL AND GAS COMPANY

The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of ____________________ shares of Common Stock
($.01 Par Value) of BENTON OIL AND GAS COMPANY and hereby makes payment of the $_________ purchase price thereof by delivery of a certified or official bank check, payable to the order of the Company, in the amount of $ _______________.



-------------------------                            ---------------------------
Signature                                            Signature


-------------------------                            ---------------------------
Print or Type Name                                   Print or Type Name